Exhibit 11

Statement re: Computation of Per Share Earnings


                                                Three Months Ended                              Nine Months Ended
                                                     March 31,                                      March 31,
                                            2000                    1999                     2000                 1999
Net loss                               $(1,852,235)             $ (355,432)             $(4,903,281)          $(3,079,379)

Net loss per share                     $     (0.38)             $    (0.08)             $     (1.04)          $     (0.77)

Weighted average number
   of shares used in
   computing net loss
   per share                             4,933,441               4,024,482                4,698,674             4,024,482

Net loss per share-
   diluted                             $     (0.37)             $    (0.09)             $     (0.98)           $    (0.76)

Weighted average number
   of shares - diluted used
   in computing net loss
   per share - diluted                   5,028,545                4,057,091               4,992,584             4,057,091